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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



  Date of Report (Date of earliest event reported):            December 21, 2001
  ------------------------------------------------             -----------------



                                  POPULAR, INC.
                ------------------------------------------------
             (Exact name of registrant as specified in its charter)




  COMMONWEALTH OF PUERTO RICO          NO. 0-13818            NO. 66-0416582
------------------------------         -----------             -------------
 (State or other jurisdiction          (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)



             209 MUNOZ RIVERA AVENUE
               HATO REY, PUERTO RICO                        00918
      ----------------------------------------          --------------
      (Address of principal executive offices)            (Zip Code)



   Registrant's telephone number, including area code:   (787) 765-9800
                                                         --------------



       -----------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.  Other Events

         On December 21, 2001, Popular, Inc.(the "Corporation") announced in a news release that it has elected to redeem all of the outstanding shares of the Corporation's 8.35% Non-Cumulative Monthly Income Preferred Stock, 1994 Series A (the "Series A Preferred Stock") (NASDAQ:BPOPP). As of December 21, 2001, there were approximately 4,000,000 shares of the Series A Preferred Stock outstanding.

         The redemption date for the Series A Preferred Stock is January 21, 2002(the "Redemption Date"). The redemption price of the Series A Preferred Stock is $25.50 plus$0.1218(representing the amount of accrued and unpaid dividends for the current monthly dividend period to, but excluding, the Redemption Date), for a total payment per share in the amount of $25.6218.

         A copy of the Corporation's release, dated December 21, 2001, is attached hereto as Exhibit 99(a) and is incorporated herein by reference.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)  Exhibits

         99(a) News release, dated December 21, 2001, announcing the Corporation's election to redeem all of the outstanding shares of the Corporation's Series A Preferred Stock.



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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  POPULAR, INC.
                                   (Registrant)






Date:  December 27, 2001          By:   S/Amilcar L. Jordan
       -----------------                -------------------
                                  Name:  Amilcar L. Jordan, Esq.
                                  Title: Senior Vice President and Comptroller









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                                  EXHIBIT INDEX



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
Exhibit Number                                  Description
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

99(a)                                News release, dated December 21, 2001
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